Exhibit 10.1

AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT

This AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT dated as of July 25, 2008 (this “Amendment”), by and among LINENS ‘N THINGS, INC., a Delaware corporation (“LNT”) and LINENS ‘N THINGS CENTER, INC., a California corporation (“LNT Center” and together with LNT the “US Borrowers” and each individually a “US Borrower”), LINENS ‘N THINGS CANADA CORP., a Nova Scotia unlimited company (“Canadian Borrower” and together with US Borrowers, the “Borrowers”); LINENS HOLDING CO., a Delaware corporation (“Holdings”); the Subsidiary Guarantors; the Lenders; GE CAPITAL MARKETS, INC. (“GECM”), as lead arranger (in such capacity, “Arranger”); GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as US swingline lender (in such capacity, “US Swingline Lender”); GENERAL ELECTRIC CAPITAL CORPORATION, as US administrative agent (in such capacity, “US Administrative Agent”) for the Lenders and the Issuing Banks and as US collateral agent (in such capacity, the “US Collateral Agent”) for the Secured Parties; GE CANADA FINANCE HOLDING COMPANY (“GE CANADA”), as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”; the US Collateral Agents and the Canadian Collateral Agents are collectively referred to herein as the “Collateral Agents”) for the Secured Parties; GE CANADA, as Canadian administrative agent (in such capacity, the “Canadian Administrative Agent” together with the US Administrative Agents, the “Administrative Agents”) for the Lenders and the Issuing Banks, and GE CANADA, as Canadian swingline lender (in such capacity, “Canadian Swingline Lender” and together with US Swingline Lender, the “Swingline Lenders”), amends certain provisions of the Senior Secured, Super-Priority Debtor-in-Possession and Exit Option Credit Agreement, dated as of May 5, 2008, among the US Borrowers, each as a debtor and a debtor-in-possession, the Canadian Borrower, the Lenders party thereto, the Guarantors party thereto, the Arranger and the Agents (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Loan Parties have requested that the Administrative Agents and the undersigned Lenders waive certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment and agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Limited Waiver and Consent Under Credit Agreement.

(a)           The Loan Parties have failed to comply with the budget compliance covenants set forth in Section 6.21(b) of the Credit Agreement for each of the Cumulative Four Week Period ended July 5, 2008 and the Cumulative Four Week Period ended July 12, 2008.  The Loan Parties acknowledge that such failures constitute Events of Default pursuant to Section 8.01(d) of the Credit Agreement (the “Specified Defaults”), and request a waiver from the Administrative Agents and the Lenders in respect thereof.  Subject to the satisfaction of the conditions precedent and covenants specified in §5 and §6 of this Amendment, respectively, the Administrative Agents and the Lenders party hereto hereby waive the Specified

Defaults; provided, that the foregoing waivers shall be rescinded and no longer effective if the Loan Parties fail to comply in full with the provisions hereof.

(b)           The Administrative Agents and the Lenders hereby consent to the updated Budget delivered to the Administrative Agents by the Loan Parties as of July 14, 2008 (the “Revised Budget”), which Revised Budget shall be deemed effective as of such date of delivery.

§2.          Amendments to the Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is hereby modified by deleting the definition of “Cumulative Four Week Period” in its entirety and replacing it with the following:

““Cumulative Four Week Period” shall mean the four-week period up to and through the Saturday of the most recent week then ended, or if a four-week period has not then elapsed from the Petition Date, such shorter period since the Petition Date through the Saturday of the most recent week then ended, or if a four-week period has not then elapsed from the First Amendment Effective Date, such shorter period since the First Amendment Effective Date through the Saturday of the most recent week then ended.”

(b)           Section 1.01 of the Credit Agreement is hereby modified by adding the following definitions:

““Consensual Plan of Reorganization” shall mean a Plan of Reorganization which has also been approved by the Ad Hoc Noteholders Committee and the Committee.”

““Lease Extension Letter” shall mean an agreement, in form and substance reasonably satisfactory to the Agents, to extend the time for assumption or rejection to no earlier than March 31, 2009.”

““Non-Extended Lease” shall mean any Lease other than Leases which have either been (i) assumed or (ii) as to which the Loan Parties shall have received a fully-executed and effective Lease Extension Letter.”

““Non-Extended Lease Location” shall mean any warehouse location or retail location not subject to a Lease Extension Letter.”

(c)           Section 6.21 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 6.21.  Budget Compliance Covenants.  Allow (a) the payment of any expenses or other disbursements other than those set forth in the Budget; provided that the Actual Disbursement Amount (i) for any Cumulative Four Week Period ending prior to August 1, 2008, may exceed the Budgeted Disbursement Amount for such Cumulative Four Week Period by no more than ten percent (10%), and (ii) for any Cumulative Four Week Period ending on or after August 1, 2008, may exceed the Budgeted Disbursement Amount for such

Cumulative Four Week Period by no more than five percent (5%); (b) Actual Sales Receipts (i) for any Cumulative Four Week Period ending prior to August 1, 2008, to be less than ninety percent (90%) of the Budgeted Sales Receipts for such Cumulative Four Week Period as set forth in the Budget and (ii) for any Cumulative Four Week Period ending on or after August 1, 2008, to be less than ninety-five percent (95%) of the Budgeted Sales Receipts for such Cumulative Four Week Period as set forth in the Budget; or (c) the Actual Inventory Amount (i) at any time prior to August 1, 2008, to be less than ninety percent (90%) of the Budgeted Inventory Amount at such time as set forth in the Budget and (ii) at any time on or after August 1, 2008, to be less than ninety-five percent (95%) of the Budgeted Inventory Amount at such time as set forth in the Budget.”

(d)           Sections 8.01(p)(i) through 8.01(p)(xix) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“(i)          the bringing by a Debtor of a motion, or the execution by a Debtor of a written agreement, or the filing by a Debtor of any plan of reorganization or disclosure statement attendant thereto by a Debtor in any Chapter 11 Case: (w) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (x) to grant any Lien other than a Permitted Lien upon or affecting any Collateral; (y) except as provided in the Interim or Final Order, as the case may be, to use cash collateral of the Secured Parties under Section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agents and the Required Lenders; or (z) any other action or actions materially adverse to the Administrative Agents and the Lenders or their rights and remedies hereunder or their interest in the Collateral;

(ii)           the failure of the Debtors to deliver to the Agents, the Ad Hoc Noteholders Committee and the Committee a term sheet for a proposed Consensual Plan of Reorganization on or prior to August 1, 2008;

(iii)          with respect to (x) all of the Debtors’ warehouse locations (other than the Permitted Store Closings identified on Schedule 5.17 hereto) and (y) not less than eighty percent (80%) of the Debtors’ retail locations (other than the Permitted Store Closings identified on Schedule 5.17 hereto), the failure of the Debtors, on or prior to August 1, 2008, to either (A) assume the relevant Leases or (B) obtain Lease Extension Letters in form and substance reasonably satisfactory to the Agents;

(iv)          with respect to all Non-Extended Leases, any of the following:

(A)          the failure of the Debtors to distribute to prospective liquidators “bid books” covering the Non-Extended Lease Locations, in form and substance reasonably satisfactory to the Agents, on or prior to August 8, 2008;

(B)           the failure of the Debtors to complete the auction for inventory at the Non-Extended Lease Locations, on term and conditions reasonably satisfactory to the Agents, on or prior to August 27, 2008;

(C)           the failure of the Debtors to obtain an order from the U.S. Bankruptcy Court, in form and substance reasonably satisfactory to the Agents, approving the sale of the inventory at the Non-Extended Lease Locations, on or prior to August 28, 2008;

(D)          the failure of the Debtors to execute agency documents and all other relevant documents, such documents in form and substance reasonably satisfactory to the Agents, in connection with the sale of the inventory at the Non-Extended Lease Locations, on or prior to August 28, 2008;

(E)           the failure of the Debtors to consummate the sale of the inventory at the Non-Extended Lease Locations, on terms and conditions reasonably satisfactory to the Agents, on or prior to August 29, 2008;

(v)           the failure of the Debtors to deliver to the Agents a term sheet reflecting a proposed Consensual Plan of Reorganization reasonably acceptable to the Agents (and for which the Agents are reasonably satisfied as to the likelihood that such Consensual Plan of Reorganization will be approved and confirmed by the U.S. Bankruptcy Court), on or prior to August 15, 2008;

(vi)          the failure of the Debtors to file the Consensual Plan of Reorganization and a disclosure statement relating thereto (each in form and substance satisfactory to the Required Lenders in their sole discretion) with the U.S. Bankruptcy Court, on or prior to August 29, 2008;

(vii)         (x) the filing of any plan of reorganization or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by a Debtor to which the Required Lenders do not consent or otherwise agree to the treatment of their claims thereunder or (y) the entry of any order terminating any Loan Party’s exclusive rights to file a plan of reorganization;

(viii)        the entry of an order in any of the Chapter 11 Cases confirming a plan or plans of reorganization that (x) is not acceptable to the Required Lenders in their sole discretion or (y) does not contain a provision for termination of the Commitments and repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans (unless otherwise consented to by the Required Lenders);

(ix)           the failure of the Debtors to obtain approval of a disclosure statement (in form and substance satisfactory to the Required Lenders in their sole discretion) relating to the Consensual Plan of Reorganization from the U.S. Bankruptcy Court, on or prior to October 12, 2008;

(x)            the failure of the Debtors to complete the solicitation of the Consensual Plan of Reorganization and a disclosure statement (in form and substance satisfactory to the Required Lenders in their sole discretion) relating thereto, on or prior to November 17, 2008;

(xi)           the failure of the Debtors to obtain an order from the U.S. Bankruptcy Court confirming the Consensual Plan of Reorganization (in form and substance satisfactory to the Required Lenders in their sole discretion), on or prior to December 1, 2008;

(xii)          the entry of an order amending, supplementing, staying, reversing, vacating or otherwise modifying the Loan Documents or the Interim Order or the Final Order or any Cash Management Order without the written consent of the US Agents and all of the Lenders;

(xiii)         the Final Order, with respect to those matters covered by the Interim Order and permitting the Credit Extensions hereunder which are not to exceed $700,000,000 in principal amount and otherwise in form and substance satisfactory to the US Agents, is not entered immediately following the expiration of the Interim Order or within thirty (30) days after the entry of the Interim Order by the U.S. Bankruptcy Court;

(xiv)        the payment of, or application for authority to pay, any Pre-Petition claim without the US Agents’ and Required Lenders’ prior written consent other than (A) payments made in accordance with the Budget, (B) payments permitted under this Agreement, (C) payments to be made under customary first day orders (including the Cash Management Order) acceptable to the US Agents and the Required Lenders, (D) payments permitted under the Order or (E) payments as may be consented to by the US Agents and the Required Lenders in writing and approved by the U.S. Bankruptcy Court;

(xv)         subject to entry of the Final Order, the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the Administrative Agents, any Lender or any of the Collateral or against the Prior Agent, any Prior Lender or any Collateral (as defined in the Pre-Petition Credit Agreement);

(xvi)        the appointment of an interim or permanent trustee in any Chapter 11 Case or the appointment of a receiver or an examiner in any Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business, or reorganization of such Debtor; or the sale without the Administrative Agents’ and Lenders’ consent, of all or substantially all of such Debtor’s assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Cases, or otherwise that does not provide for payment in full in cash of the Obligations and termination of Lenders’ commitment to make Loans;

(xvii)       the dismissal of any Chapter 11 Case, or the conversion of any Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the dismissal of any Chapter 11 Case under Section 1112 of the Bankruptcy Code or otherwise;

(xviii)      any Debtor shall file a motion seeking, or the U.S. Bankruptcy Court shall enter an order granting, relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (x) to allow any creditor to execute upon or enforce a Lien on any Collateral of the Debtors in an aggregate amount value that exceeds

$100,000, (y) approving any settlement or other stipulation not approved by the US Administrative Agent and the Required Lenders with any secured creditor of any Debtor providing for payments as adequate protection or otherwise to such secured creditor or (z) with respect to any Lien of or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority in an aggregate amount value that exceeds $100,000;

(xix)         the commencement of a suit or action against either Administrative Agents or any Lender and, as to any suit or action brought by any Person other than a Loan Party or a Subsidiary, officer or employee of a Loan Party, the continuation thereof without dismissal for thirty (30) days after service thereof on either Administrative Agents or such Lender, that asserts or seeks by or on behalf of a Debtor, the Environmental Protection Agency, any state environmental protection or health and safety agency, any official committee in any Chapter 11 Case or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (a) have the effect of subordinating any or all of the Obligations or Liens of the Agents or any Lender under the Loan Documents to any other claim, or (b) have a material adverse effect on the rights and remedies of the Administrative Agents or any Lender under any Loan Document or the collectability of all or any portion of the Obligations;

(xx)          the entry of an order in any Chapter 11 Case avoiding or requiring repayment of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents;

(xxi)         the failure of any Debtor to comply with or perform, in any material respect, any of the terms, conditions, covenants, or other obligations under the Budget, the Interim Order, the Final Order or the Cash Management Order;

(xxii)        the entry of an order in any of the Chapter 11 Cases granting (A) any other super priority administrative claim other than the pari passu administrative expense claims of the Prior Lenders or (B) Lien equal or superior to that granted to the Agents (or any of them), on behalf of the Secured Parties, other than (x) the Carve-Out Expenses up to the Carve-Out Amount and (y) the Indenture Superpriority Claim solely with respect to perfected Indenture Liens in Note Lien Collateral, in each case as set forth in the Interim Order or the Final Order, as applicable; or

(xxiii)       the entry of an order or judgment by the U.S. Bankruptcy Court or any other court in any of the Chapter 11 Cases: (y) modifying, limiting, subordinating or avoiding the priority of the Obligations, the obligations created in the Interim Order or Final Order, the “Obligations” under the Pre-Petition Credit Agreement, or the perfection priority or validity of the Liens granted hereunder, the Prepetition Liens or the Revolver Adequate Protection Liens; or (z) imposing, surcharging or assessing against the Lenders, Prior Lenders, their respective claims, the Collateral, or the Prepetition Collateral, any costs or expenses, whether pursuant to section 506(c) of the Bankruptcy Code or otherwise.”

(e)           The Credit Agreement is hereby amended by adding a schedule entitled “Schedule 5.17 - Specified Permitted Store Closings”.

§3.          Affirmation and Acknowledgment.

(a)           The Loan Parties hereby ratify and confirm all of their Obligations to the Lenders and the Agents, including, without limitation, the Loans outstanding and any Letters of Credit issued, and the Loan Parties hereby affirm their absolute and unconditional promise to pay to the Lenders the Obligations and all other amounts due under the Credit Agreement as amended hereby.  The Loan Parties hereby confirm that the Obligations are and remain secured pursuant to the Security Agreements and pursuant to all other instruments and documents executed and delivered by the Loan Parties as security for the Obligations.

(b)           Each pledgor under the Security Agreements hereby acknowledges that it has read and is aware of the provisions of this Amendment and reaffirms its pledge of all of its equity interest in the applicable Loan Party to the Agents pursuant to the terms of (and subject to the limitations set forth in) the Security Agreement as security for the Obligations under the Credit Agreement as amended hereby and the other Loan Documents.

(c)           Each Guarantor hereby acknowledges that it has read and is aware of the provisions of this Amendment and reaffirms its absolute and unconditional guaranty of the Borrowers’ payment and performance of their respective obligations pursuant to (and subject to the limitations set forth in) the Credit Agreement as amended hereby and the other Loan Documents.

§4.          Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agents as of the First Amendment Effective Date (as hereinafter defined) as follows:

(a)           Each of the Loan Parties has adequate corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           This Amendment has been duly authorized, executed and delivered by each Loan Party and does not contravene any law, rule or regulation applicable to any Loan Party or any of the terms of any Loan Party’s charter documents, by-laws or other governing document or any indenture, agreement or undertaking to which such Loan Party is a party.

(c)           The obligations of each of the Loan Parties under this Amendment, the Credit Agreement and the other Loan Documents constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(d)           All of the representations and warranties made by or on behalf of each of the Loan Parties in the Credit Agreement and in the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date or to the Specified Default.

(e)           Other than the Specified Defaults, no Default or Event of Default has occurred and is continuing on the date hereof.

§5.          Conditions.  The provisions of this Amendment shall become effective as of the date first set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions:

(a)           The U.S. Bankruptcy Court shall have approved the Borrowers’ entering into this Amendment on or prior to July 24, 2008, and such order shall be entered within two (2) Business Days thereafter, in form and substance reasonably satisfactory to the Agents and the Lenders, and such order shall be in full force and effect and not stayed or modified as of the First Amendment Effective Date.

(b)           Each Borrower, each Guarantor and the Required Lenders shall have executed and delivered counterparts of this Amendment to the Administrative Agents.

(c)           Each of the representations and warranties set forth in §4 hereof shall be true and correct on and as of the date hereof.

(d)           The Administrative Agents shall have received from the Loan Parties, for the account of each Lender which executes and delivers to the Administrative Agents counterparts of this Amendment on or prior to July 22, 2008, a fee equal to 10 basis points on the aggregate amount of such Lender’s Commitments under the Credit Agreement, which fee the Agents are authorized to pay by charging to the Borrower’s Loan account.

(e)           The Administrative Agents shall have received Schedule 5.17 to the Credit Agreement and such Schedule 5.17 shall be in form and substance reasonably satisfactory to the Administrative Agents.

§6.          Covenants and Agreements.  Without any prejudice or impairment whatsoever to any of the rights and remedies of the Administrative Agents or any Lender contained in the Credit Agreement or any of the other Loan Documents or in any agreement, document or instrument executed in connection therewith, each of the Loan Parties covenants and agrees with the Administrative Agents and the Lenders as follows:

(a)           Each Loan Party will comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement and the other Loan Documents to which each such Person is a party and any other instruments evidencing or creating any of the Obligations except as such terms, covenants and provisions are expressly modified in §2 hereof or this §6.

(b)           All disbursements made by the Loan Parties on and after the First Amendment Effectiveness Date shall be made only in accordance with the Revised Budget.  All necessary disbursements (including, without limitation, sales tax, payroll and professional fees and retainers) shall be paid by the Loan Parties as and when the same shall become due.  The Loan Parties shall not make any disbursement unless such disbursement is reviewed and authorized by Conway, DelGenio, Gries & Co. LLC.

(c)           Each Loan Party will at any time or from time to time execute and deliver such further instruments, and take such further action as the Agents and the Lenders may reasonably request, in each case further to effect the purposes of this Agreement, the Credit Agreement, the other Loan Documents and all documents, agreements and instruments executed in connection therewith.

§7.          Miscellaneous Provisions.

(a)           Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the Loan Documents shall remain the same.  It is declared and agreed by each of the parties hereto that the Credit Agreement and the Loan Documents, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement and the Loan Documents shall be read and construed as one instrument.  This Amendment shall constitute a “Loan Document” under the Credit Agreement.

(b)           This Amendment shall be construed according to and governed by the laws of the State of New York.

(c)           This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

(d)           The Loan Parties hereby agree to pay to the Administrative Agents, on demand by the Administrative Agents, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agents in connection with the preparation of this Amendment (including legal fees).

(e)           This Amendment shall constitute a Loan Document under the Credit Agreement, and all obligations included in this Amendment shall constitute obligations under the Loan Documents and secured by the collateral security for the Obligations.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LINENS ‘N THINGS, INC. LINENS ‘N THINGS CENTER, INC. LINENS ‘N THINGS CANADA CORP., as Borrowers

By:	/s/ FRANCIS M. ROWAN
Name: Francis M. Rowan
Title: Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as US Administrative Agent, US Collateral Agent, Lender and Issuing Bank

By:	/s/ MARK J. FORTI
Name: Mark J. Forti
Title: Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY, as Canadian Administrative Agent, Canadian Collateral Agent, Lender and Issuing Bank

By:	/s/ COLIN WOODYARD
Name: Colin Woodyard
Title: Duly Authorized Signatory

BANK OF AMERICA, N.A.,
as Lender and Issuing Bank

By:	/s/ ANDREW CERUSSI
Name: Andrew Cerussi
Title: Vice President

BANK OF AMERICA, N.A. (CANADA BRANCH), as Lender and Issuing Bank

By:	/s/ MEDINA SALES DE ANDRADE
Name: Medina Sales De Andrade
Title: Vice President

WELLS FARGO RETAIL FINANCE, LLC,
as Lender and Issuing Bank

By:	/s/ DANIELLE M. BALDINELLI
Name: Danielle M. Baldinelli
Title: AVP

WELLS FARGO FOOTHILL CANADA ULC,
as Lender and Issuing Bank

By:	/s/ DANIELLE M. BALDINELLI
Name: Danielle M. Baldinelli
Title: AVP

Acknowledged and Agreed:

LINENS HOLDING CO.
BLOOMINGTON, MN., L.T., INC.
LNT, INC.
LNT SERVICES, INC.
LNT WEST, INC.
VENDOR FINANCE, LLC
LNT LEASING II, LLC
LNT VIRGINIA LLC
LNT MERCHANDISING COMPANY LLC
LNT LEASING III, LLC
CITADEL LNT, LLC
LINENS ‘N THINGS INVESTMENT CANADA II COMPANY
LINENS ‘N THINGS INVESTMENT CANADA I COMPANY

By:	/s/ FRANCIS M. ROWAN
Name: Francis M. Rowan
Title: Chief Financial Officer

LINENS ‘N THINGS CANADA LIMITED PARTNERSHIP, by Linens ‘N Things Investment Canada II Company, its general partner

By:	/s/ FRANCIS M. ROWAN
Name: Francis M. Rowan
Title: Chief Financial Officer